                         _____________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                                 ___________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305 (b) (2)  _______
                                 ___________

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified In its charter)

          New York                                             13-5375195
 (State of Incorporation                                    (I.R.S. employer
 if not a U.S. national bank)                             identification No.)

 One State Street, New York, New York                            10004
 (Address of principal executive offices)                      (Zip code)

                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                             Huntway Partners, L.P.
              (Exact name of obligor as specified in its charter)

          Delaware                                               36-3601653
 (State or jurisdiction of                                    (I.R.S. employer
 incorporation or organization)                             identification No.)

 P.O. Box 7033
 Van Nuys, CA.                                                      91409
 (Address of principal executive office)                          (zip code)
                                 ___________

                   Junior Subordinated Debentures due 2005

                        (Title of Indenture Securities)

                         _____________________________

Item 1.         General information

                Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                      New York State Banking Department, Two Rector Street, New York, New York

                      Federal Deposit Insurance Corporation Washington, D.C.

                      Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

        (b)     Whether it is authorized to exercise corporate trust powers.

                      Yes

Item 2.         Affiliations with the Obligor.

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                The obligor is not an affiliate of the trustee.

                      (See Note on Page 8)

Item 3.         Voting securities of the trustee.

                Furnish the following information as to each class of voting securities of the trustee:

                 Col. A                                      Col. B
                 Title of class                         Amount Outstanding
                 --------------                         ------------------

                                  Not Applicable

Item 4.         Trusteeships under other indentures.

                If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture

                Increasing Rate Junior Subordinated Debentures due 2020

         IBJ Schroder has filed a statement of eligibility on Form T-1 to act as Trustee under an Indenture of the obligor pursuant to which the Junior Subordinated Debentures due 2005 will be registered under the Securities Act of 1933 and will be issued on the Effective Date of Huntway Partners, L.P.'s Plan of Reorganization as described in Item 4(b) below.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                On the Effective Date of the obligor's Plan of Reorganization, the securities listed in item 4(a) above will be satisfied, discharged and canceled and, IBJ Schroder will act as Trustee pursuant to an amended and restated indenture under which the new Junior Subordinated Debentures due 2005 will be issued.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

                Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

Col. A                      Col. B                      Col. C                     Col. D
Name of Owner               Title of Class              Amount owned               Percent of voting
                                                        beneficially               securities represented
                                                                                   by amount given in
                                                                                   Col. C
_______________              _______________             _______________            _______________

                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

Col. A                      Col. B                      Col. C                     Col. D
Name of Owner               Title of Class              Amount owned               Percent of voting
                                                        beneficially               securities represented
                                                                                   by amount given in
                                                                                   Col. C
_______________             _______________             _______________            _______________

                                 Not Applicable

Item 8.  Securities of the obligor owned or held by the trustee

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

Col. A                      Col. B                      Col. C                     Col. D
Title of Class              Whether the securities      Amount owned               Percent of class
                            are voting or nonvoting     beneficially or held as    represented by amount
                            securities                  collateral security for    given in Col. C
                                                        obligations in default
_______________              _______________             _______________            _______________


                                 Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

Col. A                      Col. B                      Col. C                     Col. D
Title of Class              Whether the securities      Amount owned               Percent of class
                            are voting or nonvoting     beneficially or held as    represented by amount
                            securities                  collateral security for    given in Col. C
                                                        obligations in default
                                                         by trustee
_______________              _______________             _______________            _______________

                                 Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

Col. A                      Col. B                      Col. C                     Col. D
Title of Class              Whether the securities      Amount owned               Percent of class
                            are voting or nonvoting     beneficially or held as    represented by amount
                            securities                  collateral security for    given in Col. C
                                                        obligations in default
                                                        by trustee
_______________             _______________             _______________            _______________

                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent more of the voting securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

Col. A                      Col. B                      Col. C                     Col. D
Title of Class              Whether the securities      Amount owned               Percent of class
                            are voting or nonvoting     beneficially or held as    represented by amount
                            securities                  collateral security for    given in Col. C
                                                        obligations in default
                                                        by trustee
_______________             _______________             _______________            _______________

                                 Not Applicable

Item 12.         Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish following information:

          Col. A                   Col. B                     Col. C
          Nature of                Amount                     Date
          Indebtedness             Outstanding                Due
          ------------             -----------                ---

                                 Not Applicable

Item 13.         Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable





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
         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                 - Default pursuant to Section 501(a) of the Indenture due to obligor's failure to make a mandatory payment of interest due on June 30, 1996 and September 30, 1996.

Item 14.         Affiliations with the Underwriters

                 If any underwriter is an affiliate of the trustee, describe each such affiliation

                                 Not Applicable

Item 15.         Foreign Trustees.

                 Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16.         List of Exhibits.

                 List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the Trustee to Commence Business (included in Exhibit 1 above).

         *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

         6. The consent of the United States institutional trustee required by Section 321(b) the Act.





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
         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the act. Not Applicable.

         9.      Consent to service of process on Form F-X.  Not Applicable.


* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

However, those answers should be considered as correct unless amended by an amendment to this Form T-1.





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
                                   SIGNATURE

                 Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of November, 1996.



                                      IBJ SCHRODER BANK & TRUST COMPANY



                                      By:     /s/ Thomas McCutcheon
                                          -------------------------------------
                                               Thomas McCutcheon
                                               Assistant Vice President

                                   Exhibit 6

                               CONSENT OF TRUSTEE



                 Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Huntway Partners, L.P. of its Junior Subordinated Debentures due 2005, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         IBJ SCHRODER BANK & TRUST COMPANY



                                         By:      /s/ Thomas McCutcheon
                                             ----------------------------------
                                                  Thomas McCutcheon
                                                  Assistant Vice President





Dated:  November 13, 1996

                                   EXHIBIT 7



                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             of New York, New York
                     And Foreign and Domestic Subsidiaries
                           Report as of June 30, 1996

                                                                                            Dollar Amounts
                                                                                             in Thousands
                             ASSETS                                                         --------------
                             ------

 Cash and balance due from depository institutions:
      Noninterest-bearing balances and currency and coin . . . . . . . . . . . . . .      $           39,834
      Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . .      $          236,748

 Securities:  Held to Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          173,034
              Available-for-sale . . . . . . . . . . . . . . . . . . . . . . . . . .      $           35,882

 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

      Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $           36,968
      Securities purchased under agreements to resell  . . . . . . . . . . . . . . .         $           -0-

 Loans and lease financing receivables:
      Loans and leases, net of unearned income . . . . . . .      $         1,668,191
      LESS: Allowance for loan and lease losses  . . . . . .      $            54,288
      LESS: Allocated transfer risk reserve  . . . . . . . .      $               -0-
      Loans and leases, net of unearned income, allowance, and reserve . . . . . . .       $       1,613,903

 Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . .       $             500

 Premises and fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $          71,413

 Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $             397

 Investments in unconsolidated subsidiaries and associated companies . . . . . . . .         $           -0-

 Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . .       $             223

 Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $           -0-

 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $          55,007

 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $       2,199,909

                                                  LIABILITIES
                                                  -----------


 Deposits:
      In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          652,676
          Noninterest-bearing  . . . . . . . . . . . . . . .     $            278,082
          Interest-bearing . . . . . . . . . . . . . . . . .     $            374,594

 In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . .      $          893,475
      Noninterest-bearing                                        $             15,577
      Interest-bearing                                           $            877,898

 Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

      Federal Funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $           212,000
      Securities sold under agreements to repurchase . . . . . . . . . . . . . . . .         $            -0-


 Demand notes issued to the US Treasury  . . . . . . . . . . . . . . . . . . . . . .      $           48,606

 Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $              293

 Other borrowed money:
      a)  With original maturity of one year or less . . . . . . . . . . . . . . . .      $          102,049
      b)  With original maturity of more than one year . . . . . . . . . . . . . . .      $            3,000

 Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . .          $          -0-

 Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . .      $              223


 Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . .          $          -0-

 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $           74,608

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $        1,986,930


 Limited life preferred stock and related surplus  . . . . . . . . . . . . . . . . .          $          -0-


                                                EQUITY CAPITAL
                                                --------------

 Perpetual preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $          -0-

 Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $           29,649

 Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          217,008

 Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . .      $         (34,414)

 Plus:    Net unrealized gains (losses) on marketable equity securities  . . . . . .      $              736

 Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . .
                                                                                          $              -0-

 TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          212,979

 TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . .      $        2,199,909




